Exhibit (l)(34)

                               PURCHASE AGREEMENT



         Allegiant Funds (the "Trust"), a Delaware statutory trust, and Audrey
C. Talley (the "Purchaser"), hereby agree as follows:

         1. The Trust hereby offers the Purchaser and the Purchaser hereby purchases one Share of the Trust for $1.00. The Trust hereby acknowledges receipt from the Purchaser of $1.00 in full payment for such Share.


         2. The Purchaser represents and warrants to the Trust that the aforementioned Share is being acquired for investment purposes and not with a view to the distribution thereof.


         IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of August 25, 2009.

                                 ALLEGIANT FUNDS


                                 By:  /s/ Audrey C. Talley
                                      --------------------
                                          Audrey C. Talley




                                 PURCHASER


                                      /s/ Audrey C. Talley
                                      --------------------
                                          Audrey C. Talley